SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated October 3, 2003

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 001-12930

4250 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 12. Results of Operations and Financial Condition.

     On October 3, 2003, AGCO Corporation (“AGCO”) hosted a conference call regarding an update on its expected financial results for the third quarter of 2003 and for the full fiscal year of 2003. A transcript of the conference call is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

     The information contained in this Form 8-K, including in Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference into any filing of AGCO under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

     The transcript of the conference call includes earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses. Such measures are not measures of financial performance under GAAP and should not be considered as alternatives to earnings per share (and earnings) as computed under GAAP for the applicable period. AGCO considers earnings per share (and earnings) to be the most comparable GAAP measure and has presented reconciling information in the transcript. Restructuring and other infrequent expenses occur regularly in AGCO’s business, but vary in size and frequency. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted or will likely result in a significant impact during the periods presented and will recur only in varied amounts and with unpredictable frequency. Management uses these amounts to compare performance to budget.

     AGCO has included in this transcript an estimated range of free cash flow for the current year. Free cash flow is a non-GAAP financial measure and is defined as cash flows from operating activities less purchases of property, plant and equipment. Free cash flow is considered a liquidity measure and AGCO believes that this measure provides useful information to management and investors about the amount of cash generated from operations after the acquisition of property and equipment, which cash can be used for various purposes including, but not limited to, other investments and the repayment of debt. AGCO believes that free cash flow may be helpful when presented in conjunction with the comparable GAAP measure of cash flow from operating activities, which AGCO considers to be the most comparable GAAP financial measure. For purposes of comparing the estimated range of free cash flow in the transcript, AGCO estimates that its cash flow from operating activities for the year ended December 31, 2003 will be between $100 million and $110 million and its purchases of property, plant and equipment for such period will be approximately $60 million.

     The transcript of the conference call and this Form 8-K address statements which are not historical facts, including, among other things, expectations regarding production and sales of products, earnings projections, restructuring expense estimates, cash flow estimates and market conditions which are forward looking and subject to risks which could cause actual results to differ materially from those suggested by the statements. Although AGCO believes that the statements it has made are based on reasonable assumptions, they are based on current information and beliefs and, accordingly, AGCO can give no assurance that its statements will be achieved. AGCO bases its outlook on key operating, economic and agricultural data which are subject to change including, but not limited to: availability of components and supplies, farm cash income, worldwide demand for agricultural products, commodity prices, grain stock levels, weather, crop production, farmer debt levels, existing government programs and farm-related legislation. Additionally, AGCO’s financial results are sensitive to movement in interest rates and foreign currencies, as well as general economic conditions, pricing and product actions taken by competitors, customer acceptance of product introductions, the success of its facility rationalization process and other cost cutting measures, availability of governmental subsidized financing programs, production disruptions and changes in environmental, international trade and other laws which impact the way in which it conducts its business. Further information concerning factors that could significantly affect AGCO’s results is included in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the three months ended June 30, 2003. AGCO disclaims any responsibility to update any forward-looking statements.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

	By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: October 10, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Transcript of AGCO Corporation conference call, held October 3, 2003.